As filed with the Securities and Exchange Commission on December 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OBSEVA SA

(Exact name of Registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

Chemin des Aulx, 12

1228 Plan-les-Ouates

Geneva, Switzerland

Tel: +41 22 552 38 40

(Address and telephone number, including area code of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Tel: (212) 947-7200

(Name, address, including zip code, and telephone number, of agent for service)

Copies to:

Divakar Gupta

Ryan Sansom

Cooley LLP

55 Hudson Yards

New York, New York 10001

Tel: (212) 479-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company   ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 9, 2022

PROSPECTUS

$100,000,000

Common Shares, Debt Securities and Warrants

offered by the Company

ObsEva SA

We may offer, from time to time, in one or more offerings, common shares, debt securities or warrants, which we collectively refer to as the “securities.” The aggregate offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 39 of this prospectus. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common shares are traded on the Nasdaq Global Select Market under the symbol “OBSV.” On December 8, 2022, the closing price of our common shares as reported by the Nasdaq Global Select Market was $0.166 per common share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. There is currently no market through which warrants may be sold and purchasers may not be able to resell warrants purchased under this prospectus. This may affect the pricing of any warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of issuer regulation. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float (i.e., the market value of our common shares held by our non-affiliates), or the Baby Shelf Limitation, in any 12-month period so long as our public float remains below $75.0 million. As of December 8, 2022, the aggregate market value of our outstanding common shares held by non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was $21.5 million, based on 101,422,810 outstanding common shares held by non-affiliates as of such date at a price of $0.212 per share on December 1, 2022, which was the highest closing sale price of our common shares on the Nasdaq Global Select Market within 60 days of the filing date of this registration statement. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors ” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2022.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $100,000,000 of any combination of the securities described in this prospectus, subject to the Baby Shelf Limitation. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities under this prospectus, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement.

Before buying any of the securities that we are offering, you should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with all of the information incorporated by reference in this prospectus, as well as the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A PRIMARY SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “ObsEva,” “the company,” “our company,” “we,” “us” and “our” refer to ObsEva SA and our consolidated subsidiaries. The terms “dollar,” “USD” or “$” refer to U.S. dollars, the terms “Swiss Franc” and “CHF” refer to the legal currency of Switzerland and the terms “€” or “euro” refer to euros, unless otherwise noted. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars.

The information contained in this prospectus, any applicable prospectus supplement, any document incorporated by reference in this prospectus or any related free writing prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, any document incorporated by reference in this prospectus or any related free writing prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

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TRADEMARKS

“ObsEva,” the ObsEva logo, and our other trademarks or service marks appearing in this prospectus are our property. This prospectus and the information incorporated herein by reference contains additional trade names, trademarks and service marks of others, which are the property of their respective owners.

MARKET AND INDUSTRY DATA

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates. Notwithstanding the foregoing, we are liable for the information provided in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward- looking statements. The words “anticipate,” “believe,” “continue,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “objective,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

the outcome and potential impact of our filing to the competent court in Geneva, Switzerland for a court-sanctioned moratorium, including with respect to our agreements with third parties, including the Securities Purchase Agreement with JGB Management, Inc., or JGB, of our mass dismissal process, and in our ability to successfully restructure our operations and refocus our development and commercialization strategy;

•	the success, cost, timing and potential indications of our product candidates’ development activities and clinical trials, including ongoing and future trials of nolasiban;

•

our or our partners’ ability to obtain and maintain regulatory approval of our product candidate in any of the indications for which we or our partners plan to develop them, and any related restrictions, limitations or warnings in the label of an approved product;

•	our ability to continue as a going concern and to obtain funding for our operations, and the terms on which we are able to raise that additional capital;

•	the ability of our common shares to regain compliance with the continued listing standards of the Nasdaq Global Select Market and remain listed;

•	our plans to research, develop and commercialize our product candidates;

•	the timing of our regulatory filings for our product candidates;

•	the clinical utility of our product candidates;

•	the size and growth potential of the markets for our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•

our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates and our ability to operate our business without infringing on the intellectual property rights of others;

•	the timing and amount of milestone and royalty payments we are required to make or that we may receive under our license agreements;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the activities of our competitors and the success of competing therapies that are or become available;

•	our plans to in-license or acquire additional product candidates;

•	our ability to support our operations as a public company upon losing emerging growth company status and becoming a domestic filer effective as of January 1, 2023;

•	our estimates regarding future revenue, expenses and needs for additional financing;

•	our ability to build our commercialization organization;

•	the duration, severity and impact on our operations and clinical trials of the COVID-19 pandemic or other geopolitical events;

•	regulatory developments in the United States and foreign countries; and

other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement.As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

PROSPECTUS SUMMARY

This summary does not contain all of the information that may be important to you in making your investment decision. In addition to this summary, you should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus before deciding whether to invest in our securities. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a biopharmaceutical company focused on the development of novel therapies to improve women’s reproductive health. Our portfolio currently consists of one mid-stage development in-licensed compounds (nolasiban) in development to address areas that we believe present significant unmet medical needs.

Nolasiban is a novel, oral oxytocin receptor antagonist being developed to improve clinical pregnancy and live birth rates in women undergoing in vitro fertilization. We in-licensed nolasiban from Merck Serono in August 2013. We currently have worldwide, exclusive, commercial rights for nolasiban, except for the People’s Republic of China where it has been sub-licensed to Yuyuan BioScience, or Yuyuan, in January 2020. In October 2022 we announced that Yuyuan’s Investigational New Drug, or IND, application for a Phase 1 clinical trial of nolasiban has been accepted by the Center for Drug Evaluation at the Chinese National Medical Products Administration. Yuyuan plans to initiate a single-center, randomized, double-blind, placebo-controlled Phase 1 clinical trial in China to evaluate the safety, tolerability, pharmacokinetics and pharmacodynamic characteristics of nolasiban in healthy adult female subjects.

Recent Developments

Initiation of Corporate Restructuring and Termination of Kissei License Agreement

On July 27, 2022, we announced plans to initiate a corporate restructuring and refocus our development and commercialization strategy. Subsequently, our board of directors decided to undertake the following actions in July 2022: (i) give notice of termination of our license agreement with Kissei Pharmaceutical Co., Ltd, or Kissei, for the development and commercialization of linzagolix, or the Kissei License Agreement; (ii) commence planned corporate restructuring to resize our operations to be able to meet our license obligations and assess strategic options with respect to pipeline development; and (iii) file an application to the competent court in Geneva, Switzerland for a court-sanctioned moratorium to facilitate the planned restructuring.

As a result of the termination of the Kissei License Agreement, our licensing agreement with Theramex HQ UK Limited, or Theramex, for the commercialization and further development of linzagolix across global markets outside of the U.S., Canada and Asia, or the Theramex License Agreement, was automatically assigned to Kissei and we have no further rights or obligations under the agreement. In addition, we assigned to Kissei a number of clinical, manufacturing, and scientific contracts related to the development of linzagolix. We have assigned substantially all contracts associated with the linzagolix program which represents approximately $5.0 million in transferred obligations to Kissei.

Non-Compliance with Nasdaq Listing Requirements

On August 19, 2022, we received a notification letter from The Nasdaq Stock Market, or Nasdaq, advising us that we were not in compliance with Listing Rule 5450(b)(1)(A) requiring companies listed on the Nasdaq Global Select Market to maintain a minimum of $10,000,000 in stockholders’ equity for continued listing. On August 29, 2022, we submitted our plan to regain compliance with this requirement. As described below, we expect that the proceeds from the agreement with XOMA Corporation, or XOMA, will enable us to regain compliance with this requirement.

Additionally, on September 12, 2022, we received a notification letter from Nasdaq advising us that we were not in compliance with Listing Rule 5450(a)(1) because, for a period of thirty (30) consecutive business days, the bid price of our common shares closed below the minimum $1.00 per share requirement for continued listing. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days, or until March 13, 2023, to regain compliance with the minimum bid price requirement. We will regain compliance with the minimum bid price requirement if at any time during the 180-day period, the bid price of our common shares closes at or above $1.00 per share for a minimum of ten (10) consecutive business days.

We intend to monitor the closing bid price of our common shares and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules. In addition to compliance with the continued listing requirements noted above, Nasdaq may use its discretionary authority to delist our common shares in connection with the court-sanctioned moratorium in Switzerland.

Swiss Moratorium Proceedings

On October 20, 2022, we attended the first hearing with the competent court in Geneva, Switzerland, whereby our request to suspend proceedings through November 30, 2022 was granted. On December 1, 2022, the competent court in Geneva, Switzerland granted us until December 15, 2022 to provide the Swiss courts with Swiss statutory financial information, at which time we intend to withdraw our moratorium proceedings, however there is no assurance that we will be able to withdraw such moratorium proceedings.

Sale of Ebopiprant to XOMA Corporation

In November 2022, we announced that we had entered into an agreement with XOMA for the sale of all of our rights to Ebopiprant, for an upfront payment of $15 million and future milestone payments of up to $98 million. Under the terms of the agreement, we sold to XOMA all of our rights, including our license agreements with Organon and Merck KGaA, Darmstadt, Germany, and the intellectual property estate, to Ebopiprant, an investigational, orally active, selective prostaglandin F2α (PGF2α) receptor antagonist being evaluated as a potential treatment for preterm labor by reducing inflammation and uterine contractions. As consideration for the sale of all of our rights to Ebopiprant, we received an upfront cash payment of $15 million upon the closing of the transaction, and we are eligible to receive up to $98 million upon the achievement of certain development and regulatory milestones and sales milestones under our license agreement with Organon & Co. for Ebopiprant that was sold to XOMA in the transaction. We do not have any remaining performance obligations related to Organon or XOMA for Ebopiprant.

We expect proceeds from the agreement with XOMA to resolve our overindebted position, enabling us to apply to the Swiss courts for the dismissal of moratorium proceedings and regain compliance with the Nasdaq stockholders’ equity requirement for continued listing, as described above. On December 1, 2022, the competent court in Geneva, Switzerland granted us until December 15, 2022, to provide the Swiss courts with Swiss statutory financial information, at which time we intend to withdraw our moratorium proceedings, however there is no assurance that we will be able to withdraw such moratorium proceedings or regain compliance with the Nasdaq stockholders’ equity requirement for continued listing.

Corporate History and Information

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed in 2012 with an indefinite duration. We are currently registered in Plan-les-Ouates, Geneva, Switzerland. Our principal executive offices are located at Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland. Our telephone number is +41 22 552 38 40. Our agent for service of process in the United States is Cogency

Global Inc. We maintain a corporate website at www.obseva.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our common shares have been listed on the Nasdaq Global Select Market under the symbol “OBSV” since January 26, 2017, and on the SIX Swiss Exchange under the symbol “OBSN” since July 13, 2018.

U.S. Domestic Filer Status

We are currently a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to U.S. domestic issuers. In order to maintain our current status as a foreign private issuer, either (1) a majority of our common shares must be either directly or indirectly owned of record by non-residents of the United States or (2)(a) a majority of our executive officers or directors may not be United States citizens or residents, (b) more than 50% of our assets cannot be located in the United States and (c) our business must be administered principally outside the United States. While we currently qualify as a foreign private issuer, the determination of foreign private issuer status is made annually as of the end of the most recently completed second fiscal quarter. As of June 30, 2022, the last business day of our second fiscal quarter, more than 50% of our securities were held by U.S. residents and more than 50% of our board and executive team were residents of the United States. Therefore, we have determined that we will lose this status beginning in 2023, and will be required to comply with Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers, including the filing of financial statements in accordance with United States Generally Accepted Accounting Principles.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and will cease to be an “emerging growth company” on December 31, 2022. An emerging growth company may take advantage of specified reduced reporting and reduced other burdens that are otherwise applicable generally to public companies.

The Securities That May Be Offered

We may offer or sell common shares, debt securities or warrants in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement and any related free writing prospectus applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference from Part I, Item 3.D. of our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Exchange Act, that are incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we have authorized to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus for pipeline development and other general corporate purposes, including investments, acquisitions, and collaborations, should we choose to pursue any, and working capital. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in a variety of capital preservation investments, including term deposits, short-term, investment-grade, interest-bearing instruments and government securities.

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

DESCRIPTION OF SHARE CAPITAL

The Company

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed in 2012 with an indefinite duration. We are currently registered in Plan-les-Ouates, Geneva, Switzerland. Our principal executive offices are located at Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland.

Share Capital

As of September 30, 2022, our issued and fully paid-in share capital registered with the commercial registry of the Swiss canton of Geneva, Switzerland, consisted of 108,620,471 common shares, par value CHF 1/13 per share, and no preferred shares. As of December 9, 2022, our issued and fully paid-in share capital registered with the commercial registry of the Swiss canton of Geneva, Switzerland, consisted of 145,866,605 common shares, par value CHF 1/13 per share, and no preferred shares. As of December 9, 2022, 1,052,632 common shares have been issued and fully paid-in but not yet registered with the commercial registry of the Swiss canton of Geneva, Switzerland.

Under our articles of association, as amended on December 8, 2022, our board of directors is authorized, at any time until May 18, 2024, to increase our share capital by a maximum aggregate par value of 2,639,248 and 6/13th of a Swiss franc, through the issuance of not more than 34’310’230 registered shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share.

Under our articles of association, as amended on December 8, 2022, our share capital may be increased by a maximum aggregate amount of CHF 1,420,421.00 through the issuance of not more than 18,465,473 common shares, par value CHF 1/13 per share, in connection with our equity incentive plans.

Under our articles of association, as amended on December 8, 2022, our share capital may be increased by a maximum aggregate amount of CHF 1,430,663.00 through the issuance of not more than 18,598,619 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 each, by the exercise of option and conversion rights granted in connection with convertible bonds or similar instruments of the Company or one of our subsidiaries.

Our share capital activity was as follows:

Common shares registered in the commercial registry at December 31, 2018	45,381,252
Common shares registered in the commercial registry in March 2019	110,364
Common shares registered in the commercial registry in July 2019	3,064,048
Common shares registered in the commercial registry at December 31, 2019	48,555,664
Common shares registered in the commercial registry in April 2020	3,320,337
Common shares registered in the commercial registry on September 8, 2020	7,810,266
Common shares registered in the commercial registry on September 29, 2020	516,352
Common shares registered in the commercial registry at December 31, 2020	60,202,619
Common shares registered in the commercial registry on February 1, 2021	6,020,248
Common shares registered in the commercial registry on February 15, 2021	14,997,604
Common shares registered in the commercial registry on July 13, 2021	4,000,000
Common shares registered in the commercial registry at December 31, 2021	85,220,471
Common shares registered in the commercial registry on February 14, 2022	23,400,000
Common shares registered in the commercial registry at December 9, 2022	145,866,605

From January 1, 2019 through December 9, 2022, the following events have changed the number and classes of our issued and outstanding common shares registered with the commercial registry of the Swiss canton of Geneva, Switzerland:

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On March 26, 2019, our articles of association were amended in order to reflect the increase of our share capital by 110,364 common shares, issued upon exercise of stock options under our equity plans. These changes were recorded with the commercial registry of the Swiss canton of Geneva, on March 27, 2019.

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During our 2019 annual general meeting of shareholders, held on May 8, 2019, our shareholders decided to amend the articles of association of the company in order to authorize our board of directors, at any time until May 8, 2021, to increase our share capital by a maximum aggregate par value of CHF 1,749,677 through the issuance of not more than 22,745,801 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share. In addition, our shareholders decided to amend the articles of association of the company in order to enable the increase of our share capital from time to time by the issuance of up to 16,933,553 common shares, par value CHF 1/13 per share, upon exercise of option or conversion rights granted in connection with financial instruments issued by us or our subsidiaries. Our revised articles of association were recorded with the commercial registry of the Swiss canton of Geneva on May 9, 2019.

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On July 17, 2019, our board decided to issue 3,064,048 common shares, at par value, which were subscribed for by our U.S. wholly-owned subsidiary, ObsEva USA Inc., for the purpose of rebuilding our pool of treasury shares. The increase of our share capital was recorded with the commercial registry of the Swiss canton of Geneva, on July 19, 2019.

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On April 10, 2020, our board decided to issue 3,308,396 common shares, at par value, which were subscribed for by our U.S. wholly-owned subsidiary, ObsEva USA Inc., for the purpose of rebuilding our pool of treasury shares. The increase of our share capital was recorded with the commercial registry of the Swiss canton of Geneva, on April 28, 2020.

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On April 14, 2020, our articles of association were amended in order to reflect the increase of our share capital by 11,941 common shares, issued upon exercise of stock options under our equity plans. These changes were recorded with the commercial registry of the Swiss canton of Geneva, on April 28, 2020.

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During the 2020 annual general meeting, our shareholders decided to amend the articles of association of the company in order to authorize our board of directors, at any time until June 9, 2022, to increase our share capital by a maximum aggregate par value of CHF 1,995,230 through the issuance of not more than 25,937,990 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share. In addition, our shareholders decided to amend the articles of association of the company in order to enable the increase of our share capital from time to time by the issuance of up to 9,004,437 common shares, par value CHF 1/13 per share, upon exercise of options or pre-emptive rights thereof, which have been issued or granted to employees, directors or consultants of our company or of one of our subsidiaries under the terms of our equity plans. Our revised articles of association were recorded with the commercial registry of the Swiss canton.

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In September 2020, we completed an underwritten offering of 6,448,240 units at an effective price of $2.869 per unit, with each unit comprised of one common share (or pre-funded warrant) and one 15-month purchase warrant to purchase one common share at an exercise price of $3.43 per share. In this context, our board decided, on September 3, 2020, to issue 5,490,000 common shares for the purpose of the underwritten offering and 2,320,266 common shares, at par value, which were subscribed for by our U.S. wholly-owned subsidiary, ObsEva USA Inc., for the purpose of rebuilding our pool of treasury shares. The increase of our share capital was recorded with the commercial registry of the Swiss canton of Geneva, on September 8, 2020.

•	In September 2020, we completed a private placement of 516,352 units at an effective price of $2.905 per unit, with each unit comprised of one common share and one 15-month purchase warrant to purchase one common share at an exercise price of $3.43 per share. In this context, our board of directors decided, on September 18, 2020, to issue 516,352 common shares. The increase of our share capital was recorded with the commercial registry of the Swiss canton of Geneva, on September 29, 2020.

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On January 27, 2021, our board decided to issue 6,020,248 common shares, at par value, which were subscribed for by our U.S. wholly-owned subsidiary, ObsEva USA Inc., for the purpose of rebuilding our pool of treasury shares. The increase of our share capital was recorded with the commercial registry of the Swiss canton of Geneva, on February 1, 2021.

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On February 10, 2021, our board decided to issue 11,591,124 common shares, at par value, which were subscribed for by our U.S. wholly-owned subsidiary, ObsEva USA Inc., for the purpose of rebuilding our pool of treasury shares. The increase of our share capital was recorded with the commercial registry of the Swiss canton of Geneva, on February 15, 2021.

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On February 12, 2021, our articles of association were amended in order to reflect the increase of our share capital by 3,406,480 common shares, issued upon exercise of options granted in connection with financial market instruments. These changes were recorded with the commercial registry of the Swiss canton of Geneva, on February 15, 2021.

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During the 2021 annual general meeting, our shareholders decided to amend the articles of association of the company in order to authorize our board of directors, at any time until May 28, 2023, to increase our share capital by a maximum aggregate par value of CHF 3,123,864 through the issuance of not more than 40,610,232 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share. In addition, our shareholders decided to amend the articles of association of the company in order to enable the increase of our share capital from time to time by the issuance of up to 13,758,108 common shares, par value CHF 1/13 per share, upon exercise of options or pre-emptive rights thereof, which have been issued or granted to employees, directors or consultants of our company or of one of our subsidiaries under the terms of our equity plans. Further, our shareholders decided to amend the articles of association of the company in order to enable the increase of our share capital from time to time by the issuance of up to 22,852,124 common shares, par value CHF 1/13 per share, by the exercise of option and conversion rights granted in connection with convertible bonds or similar instruments of the Company or one of our subsidiaries. Our revised articles of association were recorded with the commercial registry of the Swiss canton of Geneva, on July 13, 2021.

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On June 30, 2021, our articles of association were amended in order to reflect the issuance of 4,000,000 additional common shares out of our conditional capital for financing purposes, further to the exercise of outstanding warrants issued in the context of the underwritten offering of September 2020. These changes were recorded with the commercial registry of the Swiss canton of Geneva, on July 13, 2021.

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On January 28, 2022, our board decided to issue 23,400,000 common shares, at par value, which were subscribed for by our U.S. wholly-owned subsidiary, ObsEva USA Inc., for the purpose of rebuilding our pool of treasury shares. The increase of our share capital was recorded with the commercial registry of the Swiss canton of Geneva, on February 14, 2022.

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During the 2022 annual general meeting, our shareholders decided to amend the articles of association of the company in order to authorize our board of directors, at any time until May 18, 2024, to increase our share capital by a maximum aggregate par value of CHF 4,177,710 through the issuance of not more than 54,310,230 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share. In addition, our shareholders decided to amend the articles of association of the company in order to enable the increase of our share capital by a maximum aggregate amount of CHF 1,420,421 through the issuance of not more than 18,465,473 common shares, par value CHF 1/13 per share, upon the exercise of options or pre-emptive rights thereof, which have been issued or granted to employees, directors or consultants of the company or of one of its subsidiaries under the terms of one or more equity incentive plans or regulations adopted by the board of directors. Further, our shareholders decided to amend the articles of association of the company in order to enable the increase of our share capital by a maximum aggregate value amount of CHF 2,757,288 and 9/13th of a Swiss franc through the issuance of not more than 35,844,753 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 each, by the exercise of option and conversion rights granted in connection with convertible bonds or similar instruments of the Company or one of our subsidiaries. Our revised articles of association were recorded with the commercial registry of the Swiss canton of Geneva, on May 31, 2022.

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On December 8, 2022, our articles of association were amended in order to reflect the increase of our share capital by 17,246,134 common shares, issued upon exercise of convertible financial market instruments. These changes were recorded with the commercial registry of the Swiss canton of Geneva, on December 9, 2022.

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On December 8, 2022, our board decided to issue 20,000,000 common shares, at par value, which were subscribed for by our U.S. wholly-owned subsidiary, ObsEva USA Inc., for the purpose of rebuilding our pool of treasury shares. The increase of our share capital was recorded with the commercial registry of the Swiss canton of Geneva, on December 9, 2022.

Articles of Association

When we refer to our articles of association in this prospectus, we refer to our amended and restated articles of association dated as of December 8, 2022.

Ordinary Capital Increase, Authorized and Conditional Share Capital

Under Swiss law, we may increase our share capital (capital-actions) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months in order to become effective. Under our articles of association, in the case of subscription and increase against payment of contributions in cash, a resolution passed by an absolute majority of the votes cast at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive rights are withdrawn or where transformation of reserves into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented is required.

Furthermore, under the Swiss Code of Obligations, or the CO, our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented, may empower our board of directors to issue shares of a specific aggregate par value up to a maximum of 50% of the share capital in the form of:

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conditional capital (capital conditionnel) for the purpose of issuing shares in connection with, among other things, (1) option and conversion rights granted in connection with warrants and convertible bonds of us or one of our subsidiaries or (2) grants of rights to employees, members of our board of directors or consultants or our subsidiaries to subscribe for new shares (conversion or option rights); and / or

•	authorized capital (capital autorisé) to be utilized by our board of directors within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval.

Pre-emptive Rights

Pursuant to the CO, shareholders have pre-emptive rights to subscribe for new issuances of shares. With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt instruments, shareholders have advance subscription rights for the subscription of conversion rights, convertible bonds or similar debt instruments.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the absolute majority of the par value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive rights or advance subscription rights in certain circumstances.

If pre-emptive rights are granted, but not exercised, our board of directors may allocate the pre-emptive rights as it elects.

With respect to our authorized share capital, our board of directors is authorized by our articles of association—as currently into force and as amended on December 8, 2022—to withdraw or to limit the pre-emptive rights of shareholders, and to allocate them to third parties or to us, in the event that the newly issued shares are used for the purpose of:

•	expanding the shareholder base in certain capital markets or in the context of the listing, admission to official trading or registration of the shares at domestic or international stock exchanges;

•	granting an over-allotment option to one or several underwriters in connection with a placement of shares;

•	share placements, provided the issue price is determined by reference to the market price;

•	the participation of our employees, members of our board of directors or consultants or of one of our subsidiaries in one or several equity incentive plans adopted by our board of directors;

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the acquisition of companies, assets, participations, the acquisition of products, intellectual property rights, licenses or new investment projects or for public or private share placements for the financing and/or refinancing of such transactions;

•	for raising equity capital in a fast and flexible manner as such transaction would be difficult to carry out without the withdrawal of the pre-emptive rights of the existing shareholders;

•	the acquisition of a participation in us by a strategic partner; or

•	for all other reasons allowed by law pursuant to Article 652b, paragraph 2, of the CO.

Our Authorized Share Capital

Under our articles of association, as they were amended on December 8, 2022, our board of directors is authorized at any time until May 18, 2024 to increase our share capital by a maximum aggregate amount of CHF 2,639,248 and 6/13th of a Swiss franc, through the issuance of not more than 34,310,230 shares, which would have to be fully paid-in, with a par value of CHF 1/13 each. Increases in partial amounts are permitted. Our board of directors has the power to determine the type of contributions, the issue price, the time of the issue, the conditions for the exercise of the pre-emptive rights, the allocation of pre-emptive rights which have not been exercised, and the date on which the dividend entitlement starts.

Our board of directors is also authorized to withdraw or limit pre-emptive rights as described above. This authorization is exclusively linked to the particular available authorized share capital set out in the respective article. If the period to increase the share capital lapses without having been used by our board of directors, the authorization to withdraw or to limit the pre-emptive rights lapses simultaneously.

Our Conditional Share Capital

Conditional Share Capital for Financing Purposes

Under our articles of association, as they were amended on December 8, 2022, our share capital may be increased by a maximum aggregate amount of CHF 1,430,663.00, through the issuance of not more than 18,598,619 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 each, by the exercise of option and conversion rights granted in connection with bonds or similar debt instruments of the Company or one of our subsidiaries. Shareholders will not have pre-emptive rights in such circumstances. The right to subscribe for the new shares shall be held by the holders of the debt instrument. The board of directors shall determine the terms of the relevant debt instrument.

When issuing relevant debt instruments, the board of directors is authorized to withdraw or to limit the right of shareholders to subscribe for the relevant debt instruments by preference:

•	for the purpose of financing or refinancing our acquisition of enterprises, divisions thereof, or of participations or of newly planned investments;

•	if the issuance occurs on domestic or international capital markets including by mean of private placements; or

•	if the relevant debt instruments are to be acquired by an underwriter with subsequent offering to the public.

To the extent that the rights to subscribe for the new instruments by preference are withdrawn (1) the new instruments are to be issued at market conditions; (2) the term to exercise the option or conversion rights may not exceed ten years as of the date of the issue; and (3) the exercise price for the new shares must at least correspond to the market conditions at the time of the issuance.

Conditional Share Capital for Equity Incentive Plans

Our share capital may, to the exclusion of the pre-emptive rights of shareholders, be increased by a maximum aggregate amount of CHF 1,420,421.00 through the issuance of not more than 18,465,473 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 each, by the exercise of option or pre-emptive rights that have been issued or granted to employees, members of our board of directors or our consultants or of one of our subsidiaries through one or more equity incentive plans adopted by our board of directors.

Uncertificated Securities

Our shares are uncertificated securities (droits-valeurs, within the meaning of Article 973c of the CO) and, when administered by a financial intermediary (dépositaire, within the meaning of the Federal Act on Intermediated Securities, or FISA), qualify as intermediated securities (titres intermédiés, within the meaning of the FISA). In accordance with Article 973c of the CO, we will maintain a non-public register of uncertificated securities (registre des droits-valeurs).

Shareholders may request from us a written confirmation in respect of their shares. Shareholders are not entitled, however, to request the printing and delivery of share certificates. We may print and deliver certificates for shares at any time at our option. We may also, at our option, withdraw uncertificated shares from the custodian system where they have been registered and, with the consent of the shareholder, cancel issued certificates that are returned to us.

General Meeting of Shareholders

The general meeting of shareholders is our supreme corporate body. Under Swiss law, ordinary and extraordinary general meetings of shareholders may be held. Under Swiss law, an ordinary general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this means on or before June 30 of any calendar year.

The following powers are vested exclusively in the general meeting of shareholders:

•	adopting and amending our articles of association;

•	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

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approving the business report, the annual statutory financial statements and the consolidated financial statements, and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends;

•	approving the compensation of members of the board of directors and executive management, which under Swiss law is not necessarily limited to the executive officers;

•	discharging the members of the board of directors and executive management from liability with respect to their tenure in the previous financial year; and

•	deciding matters reserved to the general meeting of shareholders by law or our articles of association or that are presented to it by the board of directors.

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or, under certain circumstances, by our auditor, liquidator or the representatives of bond holders, if any. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if shareholders representing at least 10% of the share capital request such general meeting of shareholders in writing. Such request must set forth the items to be discussed and the proposals to be acted upon. The board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and reserves are not covered by our assets.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the absolute majority of the votes cast at the general meeting of shareholders, unless otherwise stipulated by law or our articles of association.

Under Swiss corporation law and our articles of association, a resolution of the general meeting of the shareholders passed by two-thirds of the shares represented at the meeting, and the absolute majority of the par value of the shares represented is required for:

•	amending our corporate purpose;

•	creating or cancelling shares with preference rights;

•	restricting the transferability of registered shares;

•	creating authorized or conditional share capital;

•	increasing the share capital out of equity, against contributions in kind or for the purpose of acquiring specific assets and granting specific benefits;

•	limiting or withdrawing shareholder’s pre-emptive rights;

•	relocating our registered office;

•	dissolving or liquidating;

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amending the provision of our articles of association, which limits the number of additional mandates in the highest supervisory or management bodies of companies whose equity securities are listed on a stock exchange to 6 and the number of additional mandates in the highest management bodies of other companies to 10 for directors of our company; and

•	removing a serving member of our board of directors.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended, or the Swiss Merger Act (including a merger, demerger or conversion of a corporation) see “—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.

Notice

General meetings of shareholders must be convened by the board of directors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by mail. The notice of a general meeting of shareholders must state the items on the agenda, the proposals to be acted upon and, in case of elections, the names of the nominated candidates. Except in the limited circumstances listed below, a resolution may not be passed at a general meeting without proper notice. This limitation does not apply to proposals to convene an extraordinary general meeting of shareholders or to initiate a special investigation. No previous notification is required for proposals concerning items included in the agenda or for debates that do not result in a vote.

The owners or representatives of all of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.

Agenda Requests

Pursuant to Swiss law, one or more shareholders whose combined shareholdings represent the lower of (1) one tenth of the share capital or (2) an aggregate par value of at least CHF 1,000,000, may request that an item be included in the agenda for a general meeting of shareholders. To be timely, the shareholder’s request must be received by us at least 60 calendar days in advance of the meeting.

Our business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the ordinary general meeting. Shareholders of record must be notified of this in writing.

Shareholder Proposals

Under Swiss statutory law, at any general meeting of shareholders, any shareholder may put proposals to the meeting if the proposal is part of an agenda item. In addition, even if the proposal is not part of any agenda item, any shareholder may propose to the meeting to convene an extraordinary general meeting of shareholders or to have a specific matter investigated by means of a special audit where this is necessary for the proper exercise of shareholders’ rights.

Voting Rights

Each of our shares entitles a holder to one vote, regardless of its par value. The shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in our share register at cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), another registered shareholder or third person with written authorization to act as proxy or the shareholder’s legal representative.

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution. Under our articles of association, dividend payments require a resolution passed by an absolute majority of the votes cast at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only if we have sufficient distributable profits brought forward from the previous business years, or if we have distributable reserves, each as evidenced by our audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and the articles of association have been deducted. We are not permitted to pay interim dividends out of profit of the current business year.

Distributable reserves are booked either as “retained earnings” (réserves issues du bénéfice) or as reserves from capital contributions (réserves issues du capital). Under the CO, if our general reserves (réserve générale) amount to less than 20% of our share capital recorded in the commercial registry (i.e., 20% of the aggregate par value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. In addition, if our general reserves amount to less than 50% of our share capital, 10% of the amounts distributed beyond payment of a dividend of 5% must be retained as general reserves. The CO permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e., the aggregate par value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by an absolute majority of the shares cast at a general meeting of shareholders. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial registry. The share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of the share capital may be implemented only after expiration of this time limit.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the ordinary general meeting of shareholders to pay dividends in quarterly or other installments.

For a discussion of the taxation of dividends, see the section in this prospectus entitled “Material Income Tax Considerations—Swiss Tax Considerations—Taxation of Common Shares—Swiss Federal Withholding Tax on Dividends and Distributions.”

Transfer of Shares

Shares in uncertificated form may only be transferred by way of assignment. Shares that constitute intermediated securities (titres intermédiés) may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with the relevant provisions of the FISA. Our articles of association provide that registered shares not incorporated into a certificate and that are not held as book entry securities may be transferred only by assignment. Such assignment shall be valid only if we have been notified thereof.

Voting rights may be exercised only after a shareholder has been entered in our share register (registre des actions) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights.

Inspection of Books and Records

Under the CO, a shareholder has a right to inspect our share register with respect to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect our share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets. See “Comparison of Swiss Law and Delaware Law—Inspection of Books and Records.”

Special Investigation

If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special auditor in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court sitting at our registered office (currently in Geneva, Switzerland) to appoint a special auditor. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of shares in an aggregate par value of at least CHF 2,000,000 may request within three months that the court appoint a special auditor. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our executive management infringed the law or our articles of association and thereby caused damages to us or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Federal Act on Mergers, Demergers, Transformations and Asset Transfers of 2003, as amended, or the Swiss Merger Act, are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented.

If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.

Swiss corporations may be acquired by an acquirer through the direct acquisition of shares. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation).

For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation. A decision issued by a competent court in this respect can be acted upon by any person who has the same legal status as the claimant.

In addition, under Swiss law, the sale of all or substantially all of our assets may be construed as a de facto dissolution of our company, and consequently require the approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, whereas the following circumstances are generally deemed relevant in this respect:

•	a core part of the company’s business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

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the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to the company’s shareholders or for financial investments unrelated to the company’s business.

A shareholder of a Swiss corporation participating in certain corporate transactions governed by the Swiss Merger Act may, under certain circumstances, be entitled to appraisal rights. As a result, such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that the shareholder receives the fair value of the shares held by the shareholder. Following a statutory merger or demerger, pursuant to the Swiss Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

Board of Directors

Our articles of association provide that our board of directors shall consist of no more than eight directors.

The members of our board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent ordinary general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually.

Powers

The board of directors has the following non-delegable and inalienable powers and duties:

•	the ultimate direction of the business of the company and issuing of the relevant directives;

•	laying down the organization of the company;

•	formulating accounting procedures, financial controls and financial planning;

•	nominating and removing persons entrusted with the management and representation of the company and regulating the power to sign for the company;

•	the ultimate supervision of those persons entrusted with management of the company, with particular regard to adherence to law, our articles of association as well as our regulations and directives;

•	issuing the business report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions;

•	informing the court in case of over-indebtedness.

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, managing directors, committees or to third parties who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law, details of the delegation must be set in the organizational rules issued by the board of directors. The organizational rules may also contain other procedural rules such as quorum requirements.

Indemnification of Executive Management and Directors

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of the board of directors, executive management and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer. See the section of this prospectus entitled “Comparison of Swiss Law and Delaware Law—Indemnification of directors and executive management and limitation of liability.”

We have entered or will enter into indemnification agreements with each of the members of our board of directors and executive management.

Conflict of Interest, Management Transactions

Swiss law does not have a specific provision regarding conflicts of interest. However, the CO contains a provision that requires our directors and executive management to safeguard the company’s interests and imposes a duty of loyalty and duty of care on our directors and executive management. This rule is generally understood to disqualify directors and executive management from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breach of these provisions. In addition, Swiss law contains provisions under which directors and all persons engaged in the company’s management are liable to the company, each shareholder and the company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the company’s shareholders or directors or any person associated with any such shareholder or director, other than payments made at arm’s length, must be repaid to the company if such shareholder, director or associated person acted in bad faith.

Our board of directors has adopted a Code of Business Conduct and Ethics that covers a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Management

Pursuant to Swiss law, beginning at our first annual meeting as a public company, our shareholders must annually approve the compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with our management, which we refer to as our “executive management”. The board of directors must issue, on an annual basis, a written compensation report that must be reviewed together with a report on our business by our auditor. The compensation report must disclose all compensation, loans and other forms of indebtedness granted by us, directly or indirectly, to current or former members of the board of directors and executive management to the extent related to their former role or not on customary market terms.

The disclosure concerning compensation, loans and other forms of indebtedness must include:

•	the aggregate amount for the board of directors as well as the particular amount for each member of the board of directors, specifying the name and function of each respective person; and

•

the aggregate amount for the executive management as well as the particular amount for the member of the executive management with the highest compensation, specifying the name and function of such member.

Certain forms of compensation are prohibited for members of our board of directors and executive management, such as:

•

severance payments provided for either contractually or in the articles of association (compensation due during the notice period before termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of corporations or parts thereof by us or by companies being, directly or indirectly, controlled by the us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity securities and conversion and option rights awards not provided for in the articles of association.

Compensation to members of the board of directors and executive management for activities in entities that are, directly or indirectly, controlled by us is prohibited if the compensation (1) would have been prohibited if it was paid directly by us, (2) is not provided for in our articles of association and (3) has not been approved by the general meeting of shareholders.

Beginning at our first annual meeting as a public company, the shareholders will annually vote on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of compensation of the board of directors until the next annual general meeting; and

•	the maximum aggregate amount of compensation of the executive management for the following financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.

If the general meeting of shareholders does not approve a compensation proposal made by the board of directors, the board of directors must convene an extraordinary general meeting and submit a new compensation proposal to such meeting.

In addition to fixed compensation, members of the executive management and, under certain circumstances, the board of directors may be paid variable compensation, depending on the achievement of certain performance criteria or for retention purposes.

The performance criteria may include corporate targets and targets in relation to the market, other companies or comparable benchmarks and individual targets, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.

Compensation may be paid or granted in the form of cash, shares, financial instruments, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restrict in any way our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares

The CO limits our right to purchase and hold our own shares. We and our subsidiaries may purchase shares only if and to the extent that (1) we have freely distributable reserves in the amount of the purchase price; and (2) the aggregate par value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%. We currently do not have any transfer restriction in our articles of association. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive rights in the case of share capital increases.

In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may purchase and sell our own shares from time to time in order to meet our obligations under our equity plans, to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Swiss Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading of 2015, or FMIA, apply to us because our shares are listed on the SIX Swiss Exchange. Under FMIA, any person who, alone or acting in concert with others, holds our shares or derivative instruments having our shares as their significant underlying assets and reaches, exceeds or falls below a relevant thresholds must notify us and the SIX Swiss Exchange of such fact. Relevant thresholds under FMIA are 3, 5, 10, 15, 20, 25, 33 1/3, 50 and 66 2/3%. A threshold may be reached or exceeded, and a disclosure obligation triggered, as a result of active trading activity, for example by acquiring our shares, or passively, for example due to a capital increase. A disclosure obligation under FMIA may also be required in other circumstances, including a change in information previously disclosed. All notifications under FMIA are published on the electronic publication platform operated by the SIX Swiss Exchange.

Pursuant to Article 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their balance sheet, where this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than 5% of all voting rights. Pursuant to SIX Swiss Exchange rules, we also have an obligation to disclose shareholders holding disclosable interests in excess of the thresholds defined in FMIA in our annual report.

Mandatory Bid Rules

Because our shares are listed on the SIX Swiss Exchange, public tender offers to acquire our shares are subject to the provisions of FMIA relating to public takeover offers and are placed under the supervision of the Swiss Takeover Board. FMIA contemplates, in particular, a mandatory bid regime. Under this regime, any person who, alone or acting in concert, holds more than one third of our company’s voting rights must submit, pursuant to FMIA, a cash offer to purchase all our outstanding listed shares at a minimum price equal to the highest of the stock price of our shares prior to the offer or the highest price paid by the offeror for our shares within the last 12 months. Mandatory takeover offers may be subject to limited conditions.

If our shares are subject to a takeover offer under FMIA, our board of directors will be asked to take position on the offer in a report, which will be made public. If, after the expiry of the offer, the offeror holds more than 98% of our company’s voting rights, it may require a Swiss court to cancel all outstanding shares not held by the offeror against payment of the offer price.

Stock Exchange Listing

Our common shares are listed on the Nasdaq Global Select Market under the symbol “OBSV” and on the SIX Swiss Exchange under the symbol “OBSN.”

The Depository Trust Company

Initial settlement of any common shares to be issued pursuant to this prospectus will take place through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares.

Transfer Agent and Registrar

Our share register is currently kept by American Stock Transfer & Trust Company, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

COMPARISON OF SWISS LAW AND DELAWARE LAW

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Swiss Code of Obligations (Code suisse des obligations) and the Swiss Ordinance against excessive compensation in listed stock corporations applicable to our company and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

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Mergers and similar arrangements

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a division of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the shares represented at the relevant general meeting of shareholders as well as the absolute majority of the par value of the shares represented at such shareholders’ meeting. The articles of association may increase the voting threshold. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act can file an appraisal right lawsuit against the surviving company. As a result, if the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of the voting rights without a vote by shareholders of such subsidiary, if the shareholders of the subsidiary are offered the payment of the fair value in cash as an alternative to shares.

Shareholders’ suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may, to a limited extent, have a similar effect. An appraisal lawsuit won by a shareholder can be acted upon by any person who has the same legal status as the claimant. Also, a shareholder is entitled to bring suit against directors for breach of, among other things, their fiduciary duties and claim the payment of damages. However, unless the company is subject to bankruptcy proceedings, or if the relevant shareholder can demonstrate having suffered a loss in a personal capacity, a shareholder will only

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be allowed to ask for payment of damages to the corporation. Under Swiss law, the winning party is generally entitled to recover attorneys’ fees incurred in connection with such action, provided, however, that the court has discretion to permit the shareholder whose claim has been dismissed to recover attorneys’ fees incurred to the extent he acted in good faith.

Shareholder vote on board and management compensation

Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to the Swiss Ordinance against excessive compensation in listed stock corporations, the general meeting of shareholders has the non-transferable right, amongst others, to have a binding vote each year on the compensation due to the board of directors, executive management and advisory boards.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects annually (i.e., until the end of the following annual general meeting) the members of the board of directors, the chairman of the board and the members of the compensation committee individually for a term of office of one year. Re-election is possible.

Indemnification of directors and executive management and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors or officers of the corporation for monetary damages for breach of a fiduciary duty as a director or officer, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:

•  any breach of a director’s duty of loyalty to the corporation or its shareholders;

•  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•  statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

•  any transaction from which the director derived an improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with

Under Swiss corporate law, an indemnification of a director or member of the executive management in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

Nevertheless, a corporation may enter into and pay for directors’ and officers’ liability insurance which typically covers negligent acts as well.

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the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:

•  by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•  by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•  by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

•  by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

•  the duty of care; and

•  the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-

A director of a Swiss corporation has a fiduciary duty to the corporation only. This duty has two components:

•  the duty of care; and

•  the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under similar circumstances.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits in principle self-dealing by a director and mandates that the best interest of the

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dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

corporation take precedence over any interest possessed by a director or officer.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

Directors also have an obligation to treat shareholders that are in similar situations equally.

Shareholder action by written consent

A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consents.

Shareholder proposals

A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:

•  one or several shareholders representing 10.0% of the share capital may ask that a general meeting of shareholders be called for specific agenda items and specific proposals; and

•  one or several shareholders representing 10.0% of the share capital or CHF 1.0 million of nominal share capital may ask that an agenda item including a specific proposal be put on the agenda for a regularly scheduled general meeting of shareholders, provided such request is made with appropriate notice.

Any shareholder can propose candidates for election as directors at an annual general meeting without prior written notice.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (1) request information from the Board on the affairs of the company (note, however, that the right to obtain such information is limited), (2) request information from the auditors on the methods and results of their audit, (3) request the holding of an

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extraordinary general meeting of shareholders and (4) request, under certain circumstances and subject to certain conditions, a special audit.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of all members of the board of directors for a term of office of one year (i.e., until the end of the following annual general meeting) is mandatory for listed companies.

Removal of directors

A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders concerned. The articles of association may require the approval by a qualified majority of the shares represented at a meeting for the removal of a director. Our articles of association require that a shareholder resolution to remove an acting director be passed with a majority of two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented.

Transactions with interested shareholders

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.	No such specific rule applies to a Swiss corporation.

Dissolution; Winding up

Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution and winding up of a Swiss corporation requires the approval by two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented at a general meeting of shareholders passing a resolution on such dissolution and winding up. The articles of association may increase the voting thresholds required for such a resolution.

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Variation of rights of shares

A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	A Swiss corporation may modify the rights of a class of shares with (1) a resolution passed by an absolute majority of the shares represented at the general meeting of shareholders and (2) a resolution passed by an absolute majority of the shares represented at the special meeting of the affected preferred shareholders. The issuance of shares that are granted more voting power requires the approval by two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented at the relevant general meeting of shareholders.

Amendment of governing documents

A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	The articles of association of a Swiss corporation may be amended with a resolution passed by an absolute majority of the shares represented at such meeting, unless otherwise provided in the articles of association. There are a number of resolutions, such as an amendment of the stated purpose of the corporation and the introduction of authorized and conditional capital, that require the approval by two-thirds of the votes and an absolute majority of the par value of the shares represented at a shareholders’ meeting. The articles of association may increase the voting thresholds. Our articles of association further require the approval by two-thirds of the votes and an absolute majority of the par value of the shares represented at a shareholders’ meeting to amend the provision, which limits the number of additional mandates in the highest supervisory or management bodies of companies whose equity securities are listed on a stock exchange to 6 and the number of additional mandates in the highest management bodies of other companies to 10 for directors of our company.

Inspection of books and records

Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection and only if confidential information possessed by a corporation is protected. A shareholder is only entitled to receive information to the extent required to exercise such shareholders’ rights, subject to the interests of the corporation. The right to inspect the share register is limited to the right to inspect that shareholder’s own entry in the share register.

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Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

•  out of its surplus; or

•  in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

Payments out of the Company’s stated share capital (in other words, the aggregate par value of the Company’s registered share capital) in the form of dividends are not allowed; payments out of stated share capital may be made by way of a capital reduction only. Dividends may be paid only from the profits brought forward from the previous business years or if the Company has distributable reserves, each as will be presented on the Company’s audited annual stand-alone financial statements. The dividend may be determined only after the allocations to reserves required by the law and the articles of association have been made.

Creation and issuance of new shares

All creation of shares requires the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares requires a shareholders’ resolution. Authorized shares can be, once created by shareholder resolution, issued by the board of directors (subject to fulfillment of the authorization). Conditional shares are created and issued through the exercise of options and conversion rights related to debt instruments issued by the board of directors or such rights issued to employees.

Rights plans / poison pills

Under Swiss corporation law, shareholders have pre-emptive rights to subscribe for new issuances of shares. Under certain circumstances, shareholders may authorize the board of directors to limit or withdraw pre-emptive rights or advance subscription rights in certain circumstances. However, limitation or withdrawal of shareholders’ pre-emptive rights can only be decided for valid reasons. Preventing a particular shareholder to exercise influence over the company is generally believed not to be a valid reason to limit or withdraw shareholders’ pre-emptive rights.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

LIMITATIONS AFFECTING SHAREHOLDERS OF A SWISS COMPANY

Transfer of Shares and Transfer Restrictions

Shares in uncertificated form may only be transferred by way of assignment. Shares that constitute intermediated securities (titres intermédiés) may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with the relevant provisions of the FISA. Our articles of association provide that registered shares not incorporated into a certificate and that are not held as book entry securities may be transferred only by assignment. Such assignment shall be valid only if we have been notified thereof.

The Company maintains its share register, or the Share Register, through American Stock Transfer & Trust Company, LLC and enters the full name, address and nationality (in the case of legal entities, the company name and registered office) of the shareholders (including nominees) and usufructuaries therein. A person entered in the Share Register must notify the share registrar of any change in address. Until such notification occurs, all written communication from us to persons entered in the Share Register is deemed to have been validly made if sent to the relevant address recorded in the Share Register.

Any person who acquires shares may submit an application to us requesting that we enter such person in the Share Register as a shareholder with voting rights, provided such person expressly declares to us that he, she or it has acquired and holds such shares in his, her or its own name and for his, her or its own account and to fulfill any other statutory requirements.

The board of directors may, after having heard the concerned shareholder of record or nominee, cancel entries in the Share Register that were based on false or misleading information or if such information becomes untrue or misleading with retroactive effect to the date of the entry. The party affected must be promptly informed of the cancellation.

Any acquirer of shares who is not registered in the Share Register as a shareholder with voting rights may not vote at or participate in any of our general meetings of shareholders, but dividends and other rights with financial value with respect to such shares will still be granted.

Ownership of Shares by Non-Swiss Residents

Except for the limitations on voting rights described above applicable to shareholders generally and the sanctions referred to below, there is no limitation under Swiss law or our articles of association on the right of non-Swiss residents or nationals to own common shares or to exercise voting rights attached to the common shares.

Foreign Investment and Exchange Control Regulations in Switzerland

Other than in connection with government sanctions imposed on certain persons from, in or related to the Republic of Iraq, the Islamic Republic of Iran, Central African Republic, Yemen, Lebanon, Libya, Sudan, the Republic of South Sudan, the Republic of Mali, Burundi, the Democratic Republic of Congo, Myanmar (Burma), Somalia, Syria, Guinea, Guinea-Bissau, Zimbabwe, Belarus, the Democratic People’s Republic of Korea (North Korea), Venezuela, Nicaragua, persons and organizations with connections to Osama bin Laden, the “Al-Qaeda” group or the Taliban, certain persons in connection with the assassination of Rafik Hariri as well as measures in connection with the situation in Ukraine, there are currently no governmental laws, decrees or regulations in Switzerland that restrict the export or import of capital, including, but not limited to, Swiss foreign exchange controls on the payment of dividends, interest or liquidation proceeds, if any, to non-resident holders of shares.

Pre-emptive Rights and Advance Subscription Rights

Pursuant to the CO, shareholders have pre-emptive rights to subscribe for new issuances of shares, and advance subscription rights to subscribe for convertible or warrant-bearing bonds or similar debt instruments, in proportion to the nominal amount of shares held.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the absolute majority of the par value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive rights or advance subscription rights in certain circumstances.

If pre-emptive rights are granted, but not exercised, our board of directors may allocate the pre-emptive rights as it elects.

With respect to our authorized share capital, our board of directors is authorized by our articles of association—as currently into force and as amended on December 8, 2022—to withdraw or to limit the pre-emptive rights of shareholders, and to allocate them to third parties or to us, in the event that the newly issued shares are used for the purpose of:

•	expanding the shareholder base in certain capital markets or in the context of the listing, admission to official trading or registration of the shares at domestic or international stock exchanges;

•	granting an over-allotment option to one or several underwriters in connection with a placement of shares;

•	share placements, provided the issue price is determined by reference to the market price;

•	the participation of our employees, members of our board of directors or consultants or of one of our subsidiaries in one or several equity incentive plans adopted by our board of directors;

•

the acquisition of companies, assets, participations, the acquisition of products, intellectual property rights, licenses or new investment projects or for public or private share placements for the financing and/or refinancing of such transactions;

•	for raising equity capital in a fast and flexible manner as such transaction would be difficult to carry out without the withdrawal of the pre-emptive rights of the existing shareholders;

•	the acquisition of a participation in us by a strategic partner; or

•	for all other reasons allowed by law pursuant to Article 652b, paragraph 2, of the CO.

PLAN OF DISTRIBUTION

We may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in block transactions;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the common shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any common share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

ENFORCEMENT OF JUDGMENTS

We are organized under the laws of Switzerland and our jurisdiction of incorporation is Geneva, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law of 1987, as amended, or PILA. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the PILA;

•	the judgment of such non-Swiss court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•

no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

TAXATION

Taxation in the United States

A general summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth or incorporated by reference in a prospectus supplement relating to the offering of those securities.

Non-U.S. Tax Considerations

A general summary of certain Swiss tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth or incorporated by reference in a prospectus supplement relating to the offering of those securities.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
SEC registration fee		$11,020
FINRA filing fee			*
Transfer agent’s fees			*
Printing and engraving expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous			*

Total	$		*

*	To be provided by a prospectus supplement or a subsequent report that is incorporated by reference into this prospectus.

LEGAL MATTERS

Unless otherwise indicated in any prospectus supplement, Cooley LLP, Boston, Massachusetts, will be representing us in connection with any offering and will pass upon certain matters of U.S. federal and New York State law. Unless otherwise indicated in any prospectus supplement, Lenz & Staehelin, Geneva, Switzerland, will pass upon the validity of the securities to be offered and other legal matters relating to Swiss law. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 23 to the financial statements) of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The current address of PricewaterhouseCoopers SA is Avenue Giuseppe-Motta 50, CH-1211 Geneva, Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.obseva.com/. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Report on Form 6-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have filed with the SEC:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022;

•

Our Reports on Form 6-K furnished to the SEC on January 6, 2022, January 28, 2022, February  1, 2022, February 4, 2022, February  10, 2022, March 10, 2022, March  22, 2022, March 31, 2022, April  7, 2022, April 25, 2022, May  2, 2022, May 17, 2022, May  19, 2022, May 27, 2022, June  17, 2022, June 28, 2022, July  27, 2022, July 29, 2022, August  1, 2022, August  17, 2022 (as amended by the Form 6-K/A filed on September 13, 2022), August 22, 2022, September  13, 2022, October 13, 2022, October  26, 2022, November 22, 2022, and December  1, 2022; and

•

The description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 23, 2017, including any amendments or reports filed for the purposes of updating this description, including Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022.

All subsequent annual reports on Form 20-F or Form 10-K that we file with the SEC, and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act prior to the termination of the offerings of securities under this prospectus, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we file with the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to ObsEva SA, Attn: Chief Financial Officer, Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland or by telephone at +41 22 552 38 40.

You also may access these filings on our website at www.obseva.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus or prospectus supplement, except as modified or superseded.

ObsEva SA

Common Shares

Debt Securities

Warrants

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Under Swiss law, a corporation may indemnify its directors or officers against losses and expenses, except for such losses and expenses arising from willful misconduct or negligence (although some legal scholars advocate that at least gross negligence be required), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of, or serving at the request of, the corporation.

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of our board of directors, executive management, and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to members of our board of directors and executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the Company.

We have entered into indemnification agreements with each of the members of our board of directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9.	Exhibits.

The following exhibits are filed herewith:

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement

4.1	Articles of Association of the Registrant					X

4.2	Form of Indenture					X

4.3*	Form of Debt Securities

4.4*	Form of Common Shares Warrant Agreement

4.5*	Form of Debt Securities Warrant Agreement

5.1	Opinion of Lenz & Staehelin, Swiss counsel of the Registrant					X

5.2	Opinion of Cooley LLP, U.S. counsel of the Registrant					X

23.1	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm					X

23.2	Consent of Lenz & Staehelin (included in Exhibit 5.1)					X

23.3	Consent of Cooley LLP (included in Exhibit 5.2)					X

24.1	Power of Attorney (included on signature page to the registration statement)					6

25.1**	Statement of Eligibility of Trustee under the Indenture

107	Filing Fee Table					X

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 10.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Geneva, Switzerland, on this 9th day of December, 2022.

OBSEVA SA

By:	/s/ Brian O’Callaghan
	Name:	Brian O’Callaghan
	Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative in the United States of ObsEva SA, hereby severally constitute and appoint Brian O’Callaghan and Will Brown, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of securities of ObsEva SA, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian O’Callaghan Brian O’Callaghan	Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2022

/s/ Will Brown Will Brown	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 9, 2022

/s/ Annette Clancy Annette Clancy	Chairperson of the Board and Director	December 9, 2022

/s/ Ernest Loumaye Ernest Loumaye	Director	December 9, 2022

/s/ Stephanie Brown Stephanie Brown	Director	December 9, 2022

/s/ Anne VanLent Anne VanLent	Director	December 9, 2022

/s/ Ed Mathers Ed Mathers	Director	December 9, 2022

/s/ Catarina Edfjäll Catarina Edfjäll	Director	December 9, 2022

Cogency Global Inc.

By	/s/ Colleen A. DeVries Colleen A. DeVries Title: Senior Vice President on behalf of Cogency Global Inc.	Authorized Representative in the United States	December 9, 2022